Exhibit 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into this 29th day of July, 2014, by and between Forward Pharma A/S, a Danish limited liability company (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and Joel Sendek (the “Indemnitee”).

WHEREAS, the Company is preparing an initial public offering of its shares on the NASDAQ Stock Market, New York (the “IPO”);

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses;

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Company desires to provide Indemnitee with specific contractual protections assuring Indemnitee of full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Memorandum or Articles or any change in the ownership of the Company or the composition of its board of directors (the “Board of Directors”)); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or continuing as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.             Definitions.

(a)           “Corporate Status” describes the status of a person who is serving or has served (i) as a director and/or officer of the Company, or (ii) as a director and/or officer of any other Entity at the request of the Company.  For purposes of subsection (ii) of this Section 1(a), if Indemnitee is serving or has served as a director and/or officer of a Subsidiary (as defined below), the Indemnitee shall be deemed to be serving at the request of the Company.

(b)           “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c)           “Expenses” shall mean all fees, costs and expenses reasonably incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses. Expenses shall also include fees, costs and expenses reasonably incurred in connection with any appeal from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement including without limitation, the premium, security for, and other costs relating to any security bond or its equivalent.

(d)           “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 2(a) below.

(e)           “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f)            “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

(g)           “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company has control. Control means the power to exercise decisive influence over an Entity’s financial and operating decisions as set out in Section 7 of the Danish Companies Act (in Danish: selskabsloven) (the “Danish Companies Act”).

(h)           “to the fullest extent permissible by applicable law” shall include, but not be limited to: (i) the fullest extent permitted by the provisions and general principles of Danish law, including the Danish Companies Act; and (ii) the fullest extent authorized or permitted by any amendments to or replacements of the Danish Companies Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and/or officers.

2.             Agreement to Indemnify.  The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permissible by applicable law as follows:

(a)           Proceedings.  Subject to the exceptions contained in Section 3(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by reason of Indemnitee’s Corporate Status or the Indemnitee’s Covered Conduct, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities actually and reasonably incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).  For purposes of this Agreement, “Covered Conduct” shall mean any act or failure to act of the Indemnitee during the Covered Period that arises out of, relates primarily to, or is the result of (x) the Indemnitee’s discussions and/or negotiations with the Company or any of its officers or directors occurring during the Covered Period regarding (i) the

Company, (ii) the Company’s business plans and prospects, (iii) the employment of the Indemnitee as an executive officer of the Company, (iv)  the terms of the proposed employment of the Indemnitee, and/or (v) the Indemnitee’s separation from service with the Indemnitee’s current employer, and/or (y) any confidential information provided by the Company to the Indemnitee on or after May 3, 2014 and/or the possession of that information by Indemnitee, and any judgments Indemnitee may have drawn therefrom and/or any act or omission Indemnitee may have taken as a result of (or despite) possessing such information.  For purposes of this Section 2(a), “Covered Period” means the period beginning on May 3, 2014 and ending on the earlier  of (A) the date on which the Indemnitee’s employment by the Company commences and (B) the date that is ninety (90) days following the date hereof.

3.             Exceptions to Indemnification.  Subject to Section 20 below, Indemnitee shall be entitled to indemnification under Section 2(a) above in all circumstances and with respect to each and every specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen to the fullest extent permissible by applicable law, except as follows:

(a)           Proceedings.  If indemnification is requested under Section 2(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (i) in good faith or (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder to the extent that they arise out of such claim, issue or matter.

(b)           Insurance Proceeds.  To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy maintained at the expense of the Company in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess of such Indemnifiable Amounts beyond the amount of payment under such insurance.

4.             Procedure for Payment of Indemnifiable Amounts.  Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 2 of this Agreement and the basis for the claim.  The Company shall pay such Indemnifiable Amounts to Indemnitee promptly, but in no event later than thirty (30) calendar days after receipt of such request.  At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

5.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status and/or Covered Conduct, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permissible by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify to the fullest extent permissible by applicable law Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter but not as to other claims, issues or matters.  For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter, provided always that any settlement of Proceedings, claims, issues and matters shall be approved by the Company in writing advance. For the avoidance of doubt, the Company shall have no liability or obligation pursuant to this Agreement to indemnify the Indemnitee for any Indemnifiable Liabilities arising from any settlement of the Indemnitee reached without the Company’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

6.             Effect of Certain Resolutions.  Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder.  In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

7.             Agreement to Advance Expenses; Undertaking.  The Company shall advance to the fullest extent permissible by applicable law all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status and/or Covered Conduct within thirty (30) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  To the extent required by Danish law, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses.  This undertaking is an unlimited general obligation of Indemnitee.

8.             Procedure for Advance Payment of Expenses.  Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 7 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses.

9.             Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status or Covered Conduct, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified to the fullest extent permissible by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

10.          Remedies of Indemnitee.

(a)           Right to Petition Court.  In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 2 and 4 above or a request for an advancement of Indemnifiable Expenses under Sections 7 and 8 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may file a writ with the court set out in Section 22 to order for enforcement the Company’s obligations under this Agreement.

(b)           Expenses.  The Company agrees to reimburse Indemnitee in full for any Expenses in connection with any Proceeding reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action, except to the extent that it has been finally adjudicated by a court of competent jurisdiction that such reimbursement would be unlawful.

(c)           Failure to Act Not a Defense.  The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11.          Defense of the Underlying Proceeding.

(a)           Notice by Indemnitee.  Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless and to the extent the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b)           Defense by Company.  Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within three weeks of the Company’s receipt of notice of any such Proceeding under Section 11(a) above.  The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding on the terms and principles set out in this Agreement.  This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 19 below.

(c)           Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 11(b) above, in any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status and/or Covered Conduct, at the Indemnitee’s option Indemnitee shall have the right to retain counsel of Indemnitee’s reasonable choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

12.          Representations and Warranties of the Company.  The Company hereby represents and warrants to Indemnitee as follows:

(a)           Authority.  The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)           Enforceability.  This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13.          Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of director and officer liability insurance with a reputable insurance company with Indemnitee as insured party.  For so long as Indemnitee shall have Corporate Status, Indemnitee shall be named as an insured in all policies of director and officer liability insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.  If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

14.          No Duplication of Payments.  Notwithstanding anything to the contrary in this Agreement, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment under any insurance policy or otherwise of the amounts otherwise indemnifiable hereunder. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee as a result of the Indemnitee’s Corporate Status and/or Covered Conduct with an Entity other than the Company shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Entity.

15.          Contract Rights Not Exclusive.  The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Memorandum or Articles, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director of the Company.

16.          Successors.  This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

17.          Change in Law.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status or in his Covered Conduct prior to such amendment, alteration or repeal.

18.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19.          Indemnitee as Plaintiff.  Except as provided in Section 10(b) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Subsidiary, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors has consented to the initiation of such Proceeding or the Company provides indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.  This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

20.          Modifications and Waivers; Counterparts.  Except as provided in Section 17 above with respect to changes in Danish law which broaden the right of Indemnitee to be indemnified by the Company or to receive advancements, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

21.          General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged during normal business hours, and if not, the next business day after transmission, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

Joel Sendek
199 Hirst Road
Briarcliff Manor, NY 10510
Facsimile: [•]

(ii)	If to the Company, to:

Forward Pharma A/S
Østergade 24A, 1.s.
1100 Copenhagen K
Denmark
Attn: Chairman of the Board
Facsimile: +45 33 44 42 44

or to such other address as may have been furnished in the same manner by any party to the others.

22.          Governing Law; Consent to Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the Denmark without regard to its rules of conflict of laws.  Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Copenhagen City Court (in Danish: Københavns Byret) (the “Copenhagen City Court”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Copenhagen City Court.

23.          Joinders.  Subsidiaries of the Company may from time to time join this Agreement by signing a joinder in substantially the form attached hereto as Exhibit A.  The Company and all Subsidiaries that have joined this Agreement shall be jointly and severally liable for all obligations of the Company under this Agreement.

24.          Assignment. Except as otherwise set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto, without the prior written consent of all of the other parties hereto.

25.          Entire Agreement.  Without limitation to the Memorandum and the Articles, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

26.          Effective Date. This Agreement is conditional upon the Indemnitee’s commencement of service as an officer or director of the Company; and where these conditions for the Agreement have all been fully satisfied the Agreement shall enter into force with retroactive effect from July 29, 2014.  Notwithstanding the foregoing, the Company’s obligations to indemnify the Indemnitee with respect to Covered Conduct shall commence effective on the date hereof.

27.          Survival.  This agreement and the rights and obligations of the parties hereunder shall survive any termination of Indemnitee’s employment with the Company, for whatever reason, and shall be unaffected by any such termination.  In the event that Indemnitee’s termination of employment with the Company should occur as a result of Indemnitee’s death, Indemnitee’s rights hereunder shall inure to the benefit of Indemnitee’s heirs and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

INDEMNITEE

/s/ Joel Sendek
Name: Joel Sendek

FORWARD PHARMA A/S

By:	/s/ Florian Schönharting

Name: Florian Schönharting

Title: Chairman

[Signature Page to Fund Indemnification Agreement]

EXHIBIT A

JOINDERS

The undersigned hereby join in the obligations of Forward Pharma A/S under this Indemnification Agreement as provided in Section 23 above on this        day of           , 20[    ].

[	]

By:
Name:
Title:

[	]

By:
Name:
Title:

[Signature Page to Joinder to Indemnification Agreement]